UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 1, 2011

Buckeye Oil & Gas, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-167917	27-2565276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8275 S. Eastern Ave., Suite 200, Las Vegas, NV	89123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(702) 938-0491

_______________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 1, 2011, Buckeye Oil & Gas, Inc., a Florida corporation, (the “Registrant”) entered into a service agreement with Pol Brisset, its principal executive officer.  Under the agreement the Registrant paid Mr. Brisset CDN $10,000 upon signing and will pay Mr. Brisset CDN $2,500 on a monthly basis.

Also effective September 1, 2011 the Registrant amended its service agreement with Mr. Dhinsa.  Under the amended agreement the Company will still pay Mr. Dhinsa CDN $500 per month to serve as a director and secretary of the Company but commencing September 1, 2011 will also pay Mr. Dhinsa on an hourly consulting fee based on actual hours worked on behalf of the Registrant.

Both service agreements are for an initial term of one year and can be terminated by either party with 30 days written notice.  Neither of the service agreements provide for any severance of any kind nor does either agreement prohibit the service provider from working for other businesses.

For all the terms and provisions of the Service Agreements, reference is hereby made to such document annexed hereto as Exhibits 10.1 and 10.2.  All statements made herein concerning the foregoing are qualified in their entirety by reference to said exhibits.

Item 9.01 Financial Statements and Exhibits
(c) Exhibits:

Exhibit No.                      Description
10.1	Service Agreement dated September 1, 2011 by and between Pol Brisset and Buckeye Oil & Gas, Inc.
10.2	Service Agreement dated September 1, 2011 by and between Manny Dhinsa and Buckeye Oil & Gas, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 7, 2011

BUCKEYE OIL & GAS, INC.

By:           /s/ Pol Brisset
Name:         Pol Brisset
Title:           President and Chief Executive Officer